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                                                                    Exhibit 1.4

                                WARRANT AGREEMENT

DATE:     May ___, 2000

PARTIES:  ACT Teleconferencing, Inc.  American Securities Transfer & Trust, Inc.
          1658 Cole Boulevard         12039 West Alameda Parkway
          Suite 130                   Lakewood, Colorado 80228
          Golden, Colorado 80604

                                    RECITALS:

     A. ACT Teleconferencing, Inc., a Colorado corporation (the "Company"), proposes to issue 400,000 common stock purchase warrants (the "Warrants") evidencing the right to purchase an aggregate of 400,000 authorized but previously unissued shares of common stock, no par value, of the Company (the "Common Stock"). The Warrants would be issued in connection with the Company's issuance of 800,000 shares of Common Stock in connection with the Company's offering described in its Registration Statement on Form S-1 filed with the Securities and Exchange Commission on March 10, 2000 and amended on May 2, 2000, May 22, 2000, and May 26, 2000 (the "Offering").

     B. The Company desires American Securities Transfer & Trust, Inc. (the "Warrant Agent") to act on its behalf, and the Warrant Agent desires so to act, in connection with the issuance, registration, transfer, exchange, and exercise of the Warrants.

                                   AGREEMENT:

     The Company and the Warrant Agent, each intending to be legally bound, hereby covenant and agree under this Warrant Agreement (this "Agreement") as follows:

                                   ARTICLE I.
                         WARRANT AGENT AND CERTIFICATES

     SECTION 1.1. APPOINTMENT OF WARRANT AGENT. The Company hereby appoints the Warrant Agent to act as the agent for the Company, and the Warrant Agent hereby accepts the agency established in this Agreement and agrees to perform its agency duties under the terms and conditions of this Agreement.

     SECTION 1.2. WARRANT CERTIFICATES. The Company shall execute and deliver to the Warrant Agent certificates which the Company has authorized to represent the Warrants (the "Certificates"). The Certificates shall be substantially as provided in Exhibit A to this Agreement and may have the legends, summaries, or endorsements printed as the Company may deem appropriate or as may be required to comply with any law or with any rule or regulation relating to listing of the Warrants on the NASDAQ system, including the Nasdaq SmallCap or National Market, on any stock exchange, or to conform to usage. The Certificates shall be dated with the date of their issuance.

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     SECTION 1.3. EXECUTION OF WARRANT CERTIFICATES. The Certificates shall be executed on behalf of the Company by a duly authorized officer of the Company, either manually or by facsimile signature. The Certificates shall be manually countersigned by the Warrant Agent and shall not be valid for any purpose unless so countersigned. Any Certificate may be signed on behalf of the Company by the person who at the actual date of the signing of the Certificate was the proper officer of the Company, although at the date of issuance of the Certificate any person has ceased to be the officer of the Company.

                                   ARTICLE II.
                              EXERCISE OF WARRANTS

         SECTION 2.1. EXERCISE. Any or all of the Warrants represented by each Certificate may be exercised by the holder on or before 5:00 p.m., Denver time, on May ___, 2005 unless extended by the Company, by surrender of the Certificate with the Purchase Form, which is printed on the reverse of the Certificate (or a reasonable facsimile of the Certificate), duly executed by the holder, to the Warrant Agent at its principal office in Lakewood, Colorado, accompanied by payment, in cash or by certified or official bank check payable to the order of the Company, in an amount equal to the product of the number of shares of Common Stock issuable upon exercise of the Warrant represented by the Certificate, multiplied by the exercise price of $__________, as adjusted under the provisions of Article III of this Agreement (the price as so adjusted is called the "Purchase Price"). The holder shall be entitled to receive the number of fully paid and nonassessable shares of Common Stock, as so adjusted, at the time of the exercise.

     SECTION 2.2. TIME OF EXERCISE. Each exercise of Warrants shall be deemed to have been effective immediately before the close of business on the business day on which the Certificate relating to the Warrants shall have been surrendered to the Warrant Agent as provided in Section 2.1, and at the time the person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon the exercise as provided in Section 2.3 shall be deemed to have become the holder(s) of record.

     SECTION 2.3. COMMON STOCK ISSUANCE; NO FRACTIONAL SHARES. As soon as practicable after the exercise of any Warrant or within ten (10) days after receipt by the Company of the notice of exercise under Section 2.1, the Company at its expense (including the payment by it of any applicable issue taxes) will cause to be issued in the name of and delivered to the holder or as the holder (upon payment by the holder of any applicable transfer taxes) may direct,

          (a) a certificate or certificates for the number of fully paid and nonassessable shares of Common Stock to which the holder shall be entitled upon the exercise plus, instead of any fractional share to which the holder would otherwise be entitled, an amount in cash equal to the fraction multiplied by the then current value of a share of Common Stock. The current value to be determined as follows:

               (i) if the Common Stock shall be listed or admitted to unlisted trading privileges on any single national securities exchange, then the current value shall be computed on the basis of the last reported sale price of the Common Stock on the

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          exchange on the last business day before the date of the exercise of the Warrant upon which a sale shall have been effected;

               (ii) if the Common Stock shall not be so listed or admitted to unlisted trading privileges and bid and asked prices therefor in the over-the-counter market shall be reported by NASDAQ, including the Nasdaq SmallCap or National Market, then the current value shall be computed on the basis of the last reported sale valuation method or, if the method is not then used by NASDAQ, the average of the closing bid and asked prices on the last business day before the date of the exercise of the Warrant as so reported;

               (iii) if the Common Stock shall be listed or admitted to unlisted trading privileges on more than one national securities exchange or one or more national securities exchanges and in the over-the-counter market, then the current value shall be deemed to be the higher number calculated, if different as a result of calculation under the applicable method(s) described above in this Section; or

               (iv) if the Common Stock shall not be so listed or admitted to unlisted trading privileges and the bid and asked prices shall not be so reported, then the current value shall be computed on the basis of the book value of Common Stock as of the close of business on the last day of the month immediately preceding the date upon which the Warrant was exercised as determined by the Company; and

          (b) in case the exercise includes only part of the Warrants represented by any Certificate, a new Certificate or Certificates of like tenor, calling in the aggregate on the face or faces of the Certificates for the number of shares of Common Stock equal (without giving effect to any adjustment therein) to the number of the shares called for on the face of the Certificate minus the number of the shares designated by the holder for the exercise as provided in Section 2.1. Warrants represented by a properly assigned Certificate may be exercised by a new holder without first having a new Certificate issued.

     SECTION 2.4. EXTENSION OF EXERCISE PERIOD; CHANGE OF EXERCISE PRICE. The Company may, upon notice given to the Warrant Agent, and without the consent of the holders of the Certificates, (a) reduce the Purchase Price during all or any portion of the originally stated exercise period or (b) extend the period over which the Warrants are exercisable beyond May ___, 2005 and increase or decrease the Purchase Price for any period the Warrant exercise period is extended. If there is an extension of the exercise period or a change in the Purchase Price, the Company must provide the Warrant Agent and the Warrant holders of record notice of the extension of the exercise period, specifying the time to which the exercise period is extended or specifying the new Purchase Price and the periods for which the new Purchase Price is in effect, within a reasonable time before the date the extension or new Purchase Price is to take effect. The reasonable time shall be commercially reasonable and consistent with applicable securities laws and regulations.

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                                  ARTICLE III.
                             ANTIDILUTION PROVISIONS

     SECTION 3.1. PURCHASE PRICE ADJUSTMENT.

          (a)  The Purchase Price will be adjusted if:

               (i) the Company pays any dividends on any class of stock of the Company payable in Common Stock or securities convertible into Common Stock;

               (ii) the Company subdivides its then outstanding shares of Common Stock into a greater number of shares; or

               (iii) the Company combines outstanding shares of Common Stock, by reclassification or otherwise;

     then, the Purchase Price in effect immediately before the event (until adjusted again under this Agreement) shall be adjusted immediately after the event to a price (calculated to the nearest full cent) determined by dividing (A) the number of shares of Common Stock outstanding immediately before the event, multiplied by the then existing Purchase Price, by (B) the total number of shares of Common Stock outstanding immediately after the event (including the maximum number of shares of Common Stock issuable in respect of any securities convertible into Common Stock). The resulting quotient shall be the adjusted Purchase Price per share.

          (b) No adjustment of the Purchase Price shall be made if the amount of the adjustments shall be less than $.05 per share. However, any adjustment that would otherwise be required then to be made shall be carried forward and shall be made at the time and together with the next subsequent adjustment which, together with any adjustment(s) carried forward, shall amount to not less than $.05 per share.

     SECTION 3.2. SHARE ADJUSTMENT. Upon each adjustment of the Purchase Price pursuant to Section 3.1 above, the registered holder of each Warrant shall (until another adjustment) be entitled to purchase at the adjusted Purchase Price the number of shares, calculated to the nearest full share, obtained by multiplying the number of shares specified in the Warrant (as adjusted as a result of all adjustments in the Purchase Price in effect before the adjustment) by the Purchase Price in effect before the adjustment and dividing the product so obtained by the adjusted Purchase Price.

     SECTION 3.3. ADJUSTMENT NOTICE. Upon any adjustment of the Purchase Price and an increase or decrease in the number of shares of Common Stock purchasable upon the exercise of the Warrants, then the Company shall within ten (10) days after the effective date of the adjustment give written notice of the adjustment, by first class mail, postage prepaid, addressed to each registered Warrant holder at the address of the Warrant holder as shown on the books of the Company. The notice shall state the adjusted Purchase Price and the increased or decreased

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number of shares purchasable upon the exercise of the Warrants, providing reasonable detail of the method of calculation and the facts upon which the calculation is based.

     SECTION 3.4. REORGANIZATION, RECLASSIFICATION, MERGER, ETC. If at any time while any Warrant is outstanding, there is any capital reorganization or reclassification of the capital stock of the Company (other than the issuance of any shares of Common Stock in subdivision of outstanding shares of Common Stock by reclassification or otherwise and other than a combination of shares provided for in Section 3.1 of this Agreement); any consolidation or merger of the Company with another corporation; or any sale, conveyance, lease, or other transfer by the Company of all or substantially all of its property to any other corporation, the holder of any Warrant, during the remainder of the period the Warrant is exercisable, shall be entitled to receive, upon payment of the Purchase Price, the number of shares of stock or other securities or property of the Company, or of the successor corporation resulting from the consolidation or merger, or of the corporation to which the property of the Company has been sold, conveyed, leased, or otherwise transferred to which the Common Stock (and any other securities and property) of the Company would have been entitled upon the capital reorganization, reclassification of capital stock, consolidation, merger, sale, conveyance, lease, or other transfer if the Warrant had been exercised immediately before the capital reorganization, reclassification of capital stock, consolidation, merger, sale, conveyance, lease, or other transfer. An appropriate adjustment (as determined by the board of directors of the Company) shall be made consistent with the provisions in this Agreement regarding the rights and interests of the Warrant holders (including the adjustment of the Purchase Price and the number of shares issuable upon the exercise of the Warrants) as near as may be reasonably practicable, in relation to any shares or other property deliverable upon the exercise of the Warrants as if the Warrants had been exercised immediately before the capital reorganization, reclassification of capital stock, consolidation, merger, sale, conveyance, lease, or other transfer and the Warrant holders had carried out the terms of the exchange as provided for by the capital reorganization, reclassification, consolidation, or merger. The Company shall not effect any capital reorganization, consolidation, merger, or transfer unless, upon or before the consummation, the successor corporation or the corporation to which the property of the Company has been sold, conveyed, leased, or otherwise transferred shall assume by written instrument the obligation to deliver to the holder of each Warrant the shares of stock, securities, cash, or property consistent the foregoing provisions.

     SECTION 3.5. PRIOR NOTICE. If at any time:

          (a) the Company pays any dividend upon its Common Stock payable in stock or make any distribution (other than cash dividends) to the holders of its Common Stock;

          (b) the Company offers for subscription pro rata to the holders of its Common Stock any additional shares of stock of any class or any other rights;

          (c) there is any capital reorganization or reclassification of the capital stock of the Company, or consolidation or merger of the Company with, or sale, conveyance, lease, or other transfer of all or substantially all of its assets to, another corporation; or

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          (d)  there is a voluntary or involuntary dissolution, liquidation, or winding up of the Company;

then the Company shall give prior written notice, by first class mail, postage prepaid, addressed to each registered Warrant holder at the address of the Warrant holder as shown on the books of the Company, of the date on which (x) the books of the Company shall close or a record shall be taken for the stock dividend, distribution, or subscription rights or (y) the reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation, or winding up shall take place. The notice shall also specify the date as of which the holders of the Common Stock of record shall participate in the dividend, distribution, or subscription rights or shall be entitled to exchange their Common Stock for securities or other property deliverable upon the reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation, or winding up. The written notice shall be given at least twenty
(20) days before the event and not less than twenty (20) days before the record date or the date on which the Company's transfer books are closed.

     SECTION 3.6. COMPANY OBLIGATIONS. The Company will not, by amendment of its articles of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue, or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Agreement or the Certificates, but will at all times in good faith assist in the carrying out of all the terms. Without limiting the generality of the foregoing, the Company (a) will take all action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of the stock upon the exercise of all Warrants from time to time outstanding, and (b) will not (i) transfer all or substantially all of its properties and assets to any other person or entity, or
(ii) consolidate with or merge into any other entity where the Company is not the continuing or surviving entity, or (iii) permit any other entity to consolidate with or merge into the Company where the Company is the continuing or surviving entity but, in connection with the consolidation or merger, the Common Stock then issuable upon the exercise of the Warrants shall be changed into or exchanged for shares or other securities or property of any other entity unless the other entity acquiring the properties and assets, continuing or surviving after the consolidation or merger, or issuing or distributing the shares or other securities or property shall expressly assume in writing and be bound by all the terms of this Agreement and the Certificates.

     SECTION 3.7. RESERVATION OF COMMON STOCK. The Company will at all times reserve and keep available, solely for issuance and delivery upon the exercise of the Warrants, all shares of Common Stock issuable upon the exercise of the Warrants. All the shares shall be authorized and validly issued, fully paid, and nonassessable. The Company, at its expense, will list on the NASDAQ system, including the Nasdaq SmallCap or National Market and on each national securities exchange on which any Common Stock may at any time be listed, subject to official notice of issuance, and will maintain the listing of the shares of Common Stock issuable upon the exercise of the Warrants.

     SECTION 3.8. REGISTRATION OR EXEMPTION. At all times the Warrants are exercisable, the Company will use its best efforts, although there can be no assurance that the Company will be able to do so, (a) to maintain an effective registration statement under the Securities Act of 1933,

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as amended (the "Act"), covering Common Stock issuable upon exercise of the
Warrants, (b) to amend or supplement the prospectus contained in the registration statement to the extent necessary to comply with applicable law,
(c) to qualify for exemption from the registration requirements of the Act the Common Stock issuable upon exercise of the Warrants, and (d) to maintain exemptions or qualifications in those jurisdictions in which the original registration statement relating to the Warrants was initially qualified. The Warrant Agent shall have no responsibility for the maintenance of the exemptions or qualifications or for liabilities arising from the exercise or attempted exercise of Warrants in jurisdictions where exemptions or qualifications have not been maintained or are otherwise unavailable.

                                   ARTICLE IV.
                            RIGHTS OF WARRANT HOLDERS

     SECTION 4.1. NO RIGHTS AS SHAREHOLDERS. The Certificates shall be issued in registered form only. No Certificate shall entitle the holder to any of the rights of a holder of shares of Common Stock of the Company, including, without limitation, the right to vote, to receive dividends and other distributions, or to receive any notice of, or to attend meetings of holders of Common Stock or any other proceedings of the Company.

     SECTION 4.2. LOSS, THEFT, DESTRUCTION, OR MUTILATION OF WARRANT CERTIFICATES. Upon receipt by the Warrant Agent of evidence reasonably satisfactory to the Warrant Agent of the loss, theft, destruction, or mutilation of any Certificate, and (a) in the case of any loss, theft, or destruction, upon delivery to the Warrant Agent of an indemnity bond in form and amount, and issued by a bonding company, reasonably satisfactory to the Company, or (b) in the case of any mutilation, upon surrender to and cancellation by the Warrant Agent of the Certificate, the Company at its expense will execute and cause the Warrant Agent to countersign and deliver a new Certificate of like tenor.

     SECTION 4.3. TRANSFER AGENT; CANCELLATION OF WARRANT CERTIFICATES; UNEXERCISED WARRANTS. American Securities Transfer & Trust, Inc. (and any successor), as transfer agent (the "Transfer Agent"), is hereby irrevocably authorized and directed at all times to reserve the number of authorized and unissued shares of Common Stock as shall be sufficient to permit the exercise in full of all Warrants from time to time outstanding. The Company will keep a copy of this Agreement on file with the Transfer Agent. The Warrant Agent, and any successor, is hereby irrevocably authorized to requisition from the Transfer Agent certificates for shares of Common Stock required for exercise of Warrants. The Company will supply the Transfer Agent with duly executed certificates for shares of Common Stock and will make available any cash required in settlement of fractional share interests. All Certificates surrendered upon the exercise or redemption of Warrants shall be cancelled by the Warrant Agent and shall be delivered to the Company. The cancelled Certificates, with the Purchase Form on the reverse duly filled in and signed, shall constitute conclusive evidence of the numbers of shares of Common Stock which were issued upon exercises of Warrants. After the last day on which the Warrants are exercisable (provided in Section 2.1 above), the Warrant Agent shall promptly certify to the Company the aggregate number of Warrants then outstanding and unexercised. No shares of Common Stock

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shall be reserved for Warrants not exercised before the time and date identified in Section 2.1 above, the last time and date at which Warrants may be exercised.

                                   ARTICLE V.
                  TRANSFER AND EXCHANGE OF WARRANT CERTIFICATES

     SECTION 5.1. WARRANT REGISTER; TRANSFER OR EXCHANGE OF WARRANT CERTIFICATES. The Warrant Agent shall keep at its principal office a register (the "Warrant Register") in which, under the reasonable regulations as the Company may prescribe, provisions shall be made for the registration of transfers and exchanges of Certificates. Upon surrender for transfer or exchange of any Certificates, properly endorsed, to the Warrant Agent, the Warrant Agent at the Company's expense will issue and deliver to or upon the order of the holder a new Certificate or Certificates of like tenor, in the name of the holder or as the holder (upon payment by the holder of any applicable transfer taxes) may direct, calling in the aggregate on the face or faces of the Certificate for the number of shares of Common Stock called for on the face of the Certificate so surrendered. Any Certificate surrendered for transfer or exchange shall be cancelled by the Warrant Agent and shall be delivered to the Company.

     SECTION 5.2. IDENTITY OF WARRANT HOLDERS. Until a Certificate is transferred in the Warrant Register, the Company and the Warrant Agent may treat the person in whose name the Certificate is registered as the absolute owner and of the Warrants represented by the Certificate for all purposes, despite any notice to the contrary, except that, if and when any Certificate is properly assigned in blank, the Company and the Warrant Agent may (but shall not be obligated to) treat the bearer as the absolute owner of the Certificate and of the Warrants represented by the Certificate for all purposes, despite any notice to the contrary.

                                   ARTICLE VI.
                                  WARRANT AGENT

     SECTION 6.1. TAXES. The Company will promptly pay to the Warrant Agent, or make provision satisfactory to the Warrant Agent for the payment of, all taxes and charges that may be imposed by the United States or any State upon the Company or the Warrant Agent upon the transfer or delivery of shares of Common Stock upon the exercise of Warrants. However, the Company shall not be obligated to pay any tax imposed in connection with any transfer involved in the delivery of a certificate for shares of Common Stock in any name other than that of the registered holder of the Certificate surrendered in connection with the purchase of the Certificate.

     SECTION 6.2. WARRANT AGENT REPLACEMENT.

          (a) The Warrant Agent may resign its duties and be discharged from all further duties and liabilities under this Agreement after giving thirty
     (30) days notice in writing to the Company. Shorter notice may be given if the Company agrees in writing. The Company may discharge the Warrant Agent at any time with or without reason, effective upon thirty (30) days written notice to the Warrant Agent or a shorter period if the Warrant Agent agrees in writing. If the office of Warrant Agent becomes vacant by resignation, discharge, incapacity to act, or otherwise, the Company shall appoint in writing a new

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     Warrant Agent, which maintains an office in Colorado. If the Company fails to make the appointment within a period of thirty (30) days after it has been notified in writing of the resignation or incapacity by the resigning or incapacitated Warrant Agent or by the holder of a Certificate, then the holder of any Certificate may apply to any court of competent jurisdiction for the appointment of a new Warrant Agent. Any new Warrant Agent, whether appointed by the Company or by a court, shall be a corporation organized and doing business under the laws of the United States or one of its states, of good standing, and maintains an office in Colorado, which is authorized under the laws to exercise corporate trust powers and is under the supervision or examination by federal or state authority. Any new Warrant Agent appointed under this Agreement shall execute, acknowledge, and deliver to the Company an instrument accepting the appointment under this Agreement. The new Warrant Agent without any further act or deed shall become vested with all the rights, powers, duties, and responsibilities of the Warrant Agent under this Agreement as if it had been named as the previous Warrant Agent. However, if for any reason it becomes necessary or expedient to have the former Warrant Agent execute and deliver any further assurance, conveyance, act or deed, the same shall be done and shall be legally and validly executed and delivered by the former Warrant Agent. Not later than the effective date of any appointment, the Company shall file notice with the former Warrant Agent. The Company shall promptly give notice of any appointment to the holders of the Certificates by mail to their addresses as shown in the Warrant Register. Failure to file or give the notice, or any defect in the notice, shall not affect the legality or validity of the appointment of the successor Warrant Agent.

          (b) Any company resulting from any merger, conversion, or consolidation to which the Warrant Agent shall be a party, shall be the successor Warrant Agent under this Agreement without any further act; provided that if the company would not be eligible for appointment as a successor Warrant Agent under the provisions of paragraph (a) of this
     Section 6.2 the Company shall appoint a new Warrant Agent consistent with this Section. Any successor Warrant Agent may adopt the prior countersignature of any predecessor Warrant Agent and deliver Certificates countersigned and not delivered by the predecessor Warrant Agent or may countersign Certificates either in the name of any predecessor Warrant Agent or the name of the successor Warrant Agent.

     SECTION 6.3. WARRANT AGENT REMUNERATION. The Company will pay the Warrant Agent reasonable remuneration for its services as Warrant Agent under this Agreement and will reimburse the Warrant Agent upon reasonable demand for all expenditures that the Warrant Agent may reasonably incur in the execution of its duties under this Agreement.

     SECTION 6.4. WARRANT AGENT LIMITATION OF LIABILITIES.

          (a) Whenever, in the performance of its duties under this Agreement, the Warrant Agent determines it is necessary or desirable that any matter be proved or established, or that any instructions regarding the performance of its duties under this Agreement be given, before taking any action under this Agreement, the matter (unless other evidence is specifically prescribed) may be deemed to be conclusively proved and established, or the instructions may be given, by a certificate or instrument signed by an officer of the Company and delivered to the Warrant Agent; and the certificate or instrument shall be full authorization to the Warrant Agent for any action taken in good faith by it under the provisions of this Agreement in reliance upon the certificate or instrument. However, in its discretion the Warrant Agent may instead accept other evidence of the matter or may require further or additional evidence as it may deem reasonable.

          (b) The Warrant Agent shall be liable under this Agreement only for its own negligence or willful misconduct. The Warrant Agent shall act under this Agreement solely as agent, and its duties shall be determined solely by the provisions of this Agreement. The Company agrees to indemnify the Warrant Agent and save it harmless against any and all liabilities, including judgments, costs, and counsel fees, for anything done or omitted by the Warrant Agent in the execution of this Agreement except as a result of the Warrant Agent's negligence or willful misconduct.

          (c) The Warrant Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the Certificates (except its countersignature) or be required to verify the same, but all the statements and recitals are and shall be deemed to have been made by the Company only.

          (d) The Warrant Agent shall not be under any responsibility regarding the validity or execution of any Certificate (except its countersignature); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Certificate; nor shall it be responsible for the making of any adjustment in the Purchase Price, or number of shares issuable upon exercise of the Certificates or responsible for the manner, method, or amount of any adjustment or the facts that would require any adjustment; nor shall it by any act under this Agreement be deemed to make any representation or warranty as to the authorization or reservation of any shares of Common Stock to be issued under this Agreement or any Certificate or as to whether any shares of Common Stock or other securities are or will be validly authorized and issued and fully paid and nonassessable.

     SECTION 6.5. AMENDMENT AND MODIFICATION. The Warrant Agent may, without the consent or concurrence of the holders of the Certificates, join with the Company in making any changes or corrections in this Agreement that they shall have been advised by their counsel (a) are required to cure any ambiguity or to correct any defective or inconsistent provision or clerical omission or mistake or manifest error contained in this Agreement, (b) add to the obligations of the Company in this Agreement or surrender any right or power reserved to or conferred upon the Company in this Agreement, or (c) do not or will not adversely affect, alter, or change the rights, privileges, or immunities of the holders of Certificates not provided for under this Agreement; provided, however, that any term of this Agreement or any Certificate may be changed, waived, discharged, or terminated by an instrument in writing signed by each party against which enforcement of the change, waiver, discharge, or termination is sought, or by which the same is to be performed or observed.

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                                  ARTICLE VII.
                                  MISCELLANEOUS

     SECTION 7.1. SUCCESSORS AND ASSIGNS. All the covenants and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties.

     SECTION 7.2. FURTHER ASSURANCES. The parties will perform, exercise, acknowledge, and deliver or cause to be performed, executed, acknowledged, and delivered all further and other acts, instruments, and assurances as may reasonably be required by the parties to carrying out or perform the obligations under this Agreement.

     SECTION 7.3. NOTICES. Any notice or demand authorized by this Agreement to be given by the Warrant Agent or the holder of any Certificate to the Company shall be sufficiently given or made if sent by first class or registered mail, postage prepaid, addressed (until another address is filed in writing by the Company with the Warrant Agent) as follows:

          ACT TELECONFERENCING, INC.
          1658 Cole Boulevard
          Suite 130
          Golden, Colorado 80604
          Attention:  Chief Financial Officer

     Any notice or demand authorized by this Agreement to be given by the holder of any Certificate or by the Company to the Warrant Agent shall be sufficiently given or made if sent by first class or registered mail, postage prepaid, addressed (until another address is filed in writing by the Warrant Agent with the Company) as follows:

          American Securities Transfer & Trust, Inc.
          12039 West Alameda Parkway
          Lakewood, Colorado 80228

     SECTION 7.4. GOVERNING LAW. This Agreement and the Certificates are being delivered in the State of Colorado and shall be construed and enforced consistent with and governed by the laws of the State.

     SECTION 7.5. NO BENEFITS CONFERRED. Nothing in this Agreement expressed or implied is intended or shall be construed to confer upon any person or corporation other than the Company, the Warrant Agent, and the holders of the Certificates including any right, remedy, or claim under this Agreement.

     IN WITNESS WHEREOF, this Agreement has been duly executed by the parties as of the day and year first above written.

                                      ACT TELECONFERENCING, INC.

                                      By
                                        ----------------------------------------

                                      Its
                                         ---------------------------------------

                                      AMERICAN SECURITIES TRANSFER & TRUST, INC.

                                      By
                                        ----------------------------------------

                                      Its
                                         ---------------------------------------

                                    EXHIBIT A

THIS WARRANT CERTIFICATE MAY BE TRANSFERRED SEPARATELY FROM THE COMMON STOCK CERTIFICATE WITH WHICH IT IS INITIALLY ISSUED

                    EXERCISABLE ON OR BEFORE, AND VOID AFTER,
                      5:00 P.M. DENVER TIME, May ___, 2005

No. W - ________                               Certificate for ________ Warrants

                                         -----------------------------

                                         -----------------------------


                      WARRANTS TO PURCHASE COMMON STOCK OF
                           ACT TELECONFERENCING, INC.

              INCORPORATED UNDER THE LAWS OF THE STATE OF COLORADO

     THIS CERTIFIES that ___________________________________________ or assigns, is the owner of the number of Warrants provided above, each of which represents the right to purchase from ACT TELECONFERENCING, INC., a Colorado corporation (the "Company"), at any time on or before 5:00 p.m., Denver time, May ___, 2005, upon compliance with and under the conditions in this Certificate and in the Warrant Agreement, one share (that may be adjusted as referred to below) of the Common Stock of the Company (the "Shares"), by surrendering this Warrant Certificate (this "Certificate"), with the Purchase Form on the reverse side duly executed, at the principal office of American Securities Transfer & Trust, Inc., or its successor, as warrant agent (the "Warrant Agent"), and by paying in full, in cash or by certified or official bank check payable to the order of the Company, the purchase price of $________ per share.

     Upon any exercise of less than all the Warrants evidenced by this Certificate, there shall be issued to the holder a new Certificate for the Warrants as to which this Certificate was not exercised.

     Upon the surrender for transfer or exchange of this Certificate, properly endorsed, to the Warrant Agent, the Warrant Agent at the Company's expense will issue and deliver to the order of the holder of this Certificate a new Certificate(s) of like tenor, in the name of the holder or as the holder (upon payment by the holder of any applicable transfer taxes) may direct, calling in the aggregate on the face or faces thereof for the number of shares of Common Stock called for on the face of this Certificate.

     The Certificates are issued only as registered Warrant Certificates. Until this Certificate is transferred in the Warrant Register, the Company and the Warrant Agent may treat the person in whose name this Certificate is registered as the absolute owner of this Certificate and of the Warrants represented by this Certificate for all purposes, despite any notice to the contrary.

     This Certificate is issued under the Warrant Agreement dated as of May ___, 2000, between the Company and the Warrant Agent and is governed under the terms and provisions contained in the Warrant Agreement, to all of which terms and provisions the registered holder of this Certificate consents by acceptance of this Certificate. Copies of the Warrant Agreement are on file at the principal office of the Warrant Agent in Denver, Colorado, and may be obtained by writing to the Warrant Agent.

     The number of Shares receivable upon the exercise of the Warrants represented by this Certificate and the purchase price per share may be adjusted upon the occurrence of events specified in the Warrant Agreement (which provisions are contained in Article III of the Warrant Agreement and are hereby incorporated by reference).

     No fractional Shares of the Company's Common Stock will be issued upon the exercise of Warrants. As to any final fraction of a share which a holder of Warrants exercised in the same transaction would otherwise be entitled to purchase on the exercise, the Company shall pay a cash adjustment instead of the issuance of any fractional Share.

     This Certificate shall not entitle the holder of this Certificate to any of the rights of a holder of Common Stock of the Company, including, without limitation, the right to vote, to receive dividends and other distributions, to exercise any preemptive right, or to receive any notice of, or to attend meetings of holders of Common Stock or any other proceedings of the Company.

     This Certificate shall be void and the Warrants and any rights represented by this Certificate shall cease unless exercised on or before 5:00 P.M. Denver time on May ___, 2005, unless extended by the Company.

     This Certificate shall not be valid for any purpose until it shall have been countersigned by the Warrant Agent.

     WITNESS the facsimile signatures of the Company's duly authorized officers.

Dated:                                      ACT TELECONFERENCING, INC.
      ----------------------------

                                            By
                                              ----------------------------------

                                            Its
                                               ---------------------------------

Attested to:




---------------------------------------
Secretary


COUNTERSIGNED AND REGISTERED:

AMERICAN SECURITIES TRANSFER &
TRUST, INC., as Warrant Agent



By
  -------------------------------------
  Authorized Signature

                        [REVERSE OF WARRANT CERTIFICATE]

     The articles of incorporation of the corporation grant to the board of directors the power to establish more than one class or series of shares and to fix the relative rights and preferences of any such different class or series. The corporation will furnish to any shareholder upon request and without charge a full statement of the designations, preferences, limitations, and relative rights of the shares of each class or series authorized to be issued, so far as they have been determined, and the authority of the board to determine the relative rights and preferences of subsequent classes or series.

     THE HOLDER OF THIS WARRANT CERTIFICATE WILL BE ABLE TO EXERCISE THE WARRANTS ONLY IF A CURRENT PROSPECTUS RELATING TO THE SHARES UNDERLYING THE WARRANTS IS THEN IN EFFECT AND ONLY IF THE SHARES ARE QUALIFIED FOR SALE OR EXEMPT FROM QUALIFICATION UNDER THE APPLICABLE SECURITIES LAWS OF THE STATES IN WHICH THE HOLDER OF THIS WARRANT CERTIFICATE RESIDES. ALTHOUGH THE COMPANY WILL USE ITS BEST EFFORTS TO MAINTAIN THE EFFECTIVENESS OF A CURRENT PROSPECTUS COVERING THE SHARES UNDERLYING THE WARRANTS, THERE CAN BE NO ASSURANCE THAT THE COMPANY WILL BE ABLE TO DO SO, OR TO GET ANY REQUIRED AMENDMENTS DECLARED EFFECTIVE BY FEDERAL OR STATE AUTHORITIES IN A TIMELY MANNER. THE COMPANY WILL BE UNABLE TO ISSUE SHARES TO THOSE PERSONS DESIRING TO EXERCISE THEIR WARRANTS IF A CURRENT PROSPECTUS COVERING THE SHARES ISSUABLE UPON THE EXERCISE OF THE WARRANTS IS NOT KEPT EFFECTIVE OR IF SUCH SHARES ARE NOT QUALIFIED NOR EXEMPT FROM QUALIFICATION IN THE STATES IN WHICH THE HOLDERS OF THE WARRANTS RESIDE.

TO:      ACT TELECONFERENCING, INC.
         c/o American Securities Transfer & Trust, Inc.
         Warrant Agent

                                  PURCHASE FORM

   (TO BE EXECUTED BY THE REGISTERED HOLDER TO EXERCISE WARRANT CERTIFICATES)

     The undersigned hereby irrevocably elects to exercise _____________* of the Warrants represented by the Warrant Certificate, purchase for cash the Shares issuable upon the exercise of the Warrants, makes payment of $__________ , and requests that certificates for such Shares shall be issued in the name of
_________________________.

PLEASE INSERT SOCIAL SECURITY
OR OTHER IDENTIFYING NUMBER OF
REGISTERED HOLDER OF CERTIFICATE

-------------------------

-------------------------

                                       -----------------------------------------
                                                     (Print Name)

                                       -----------------------------------------
                                                       (Address)

                                       -----------------------------------------
Dated:                                 Signature(s)
      -----------------------                       ----------------------------

                                                    ----------------------------


------------------------
* Insert here the number of Warrants evidenced on the face of this Warrant Certificate (or, in the case of a partial exercise, the portion being exercised), in either case without making any adjustment for additional Common Stock or any other securities or property or cash which, pursuant to the adjustment provisions referred to in this Warrant Certificate, may be deliverable upon exercise.

                                 ASSIGNMENT FORM

   (TO BE EXECUTED BY THE REGISTERED HOLDER TO TRANSFER WARRANT CERTIFICATES)

     FOR VALUE RECEIVED, the undersigned hereby sells, assigns, and transfers ____________________** of the Warrants represented by this Warrant Certificate unto __________________________________________.

PLEASE INSERT SOCIAL SECURITY OR
OTHER IDENTIFYING NUMBER OF ASSIGNEE
------------------------------

------------------------------

                                       -----------------------------------------
                                                     (Print Name)

                                       -----------------------------------------
                                                       (Address)

                                       -----------------------------------------

and does hereby irrevocably constitute and appoint______________________________ attorney to transfer this Warrant Certificate on the records of the Company with full power of substitution in the premises.

Dated:                                 Signature(s)
      -----------------------                       ----------------------------

                                                    ----------------------------

                                       Signature(s)
                                       Guaranteed:
                                                  ------------------------------

------------------------
** Insert here the number of Warrants evidenced on the face of this Warrant Certificate (or, in the case of a partial assignment, the portion being assigned), in either case without making any adjustment for additional Common Stock or any other securities or property or cash which, pursuant to the adjustment provisions referred to in this Warrant Certificate, may be deliverable upon exercise.

                                     NOTICE

     THE SIGNATURE(S) TO THE PURCHASE FORM OR THE ASSIGNMENT FORM MUST CORRESPOND TO THE NAME(S) AS WRITTEN UPON THE FACE OF THIS WARRANT CERTIFICATE IN EVERY PARTICULAR WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER.